Exhibit 10.1
Form of Directors Nonqualified Stock Option Agreement

ENGELHARD CORPORATION

Name of Optionee:
Number of Shares Under the Long Term Incentive Plan of 2002:
Date of Agreement:
Option Price:

WITNESSETH:

WHEREAS, this stock option has been granted to the Optionee pursuant to the Engelhard Corporation 2002 Long Term Incentive Plan (the "Plan"); and

WHEREAS, it is desired to set forth herein the terms and conditions of such option;

NOW, THEREFORE, the parties hereto agree as follows:

1.  The Company hereby confirms that it has granted to the Optionee on the Date of Agreement set forth above, and on the terms set forth herein, an option to purchase, pursuant to the Plan, the number of shares of Common Stock, $1 par value, of the Company (the "Shares") set forth above. The option granted hereby is not intended to be an incentive stock option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.  The price at which each Share subject to this option may be purchased (the "Option Price") is set forth above and is not less than the fair market value of such shares on the Date of Agreement.

3.  Subject to the terms and conditions set forth in the Plan and herein, this option may be exercised to purchase the Shares covered hereby only in accordance with the following schedule:

Period of Exercise	Cumulative Percentage of Total Shares Which May be Purchased

less, in the case of each period, the number of Shares, if any, previously purchased hereunder; provided, however, that this option shall become immediately exercisable in full at the time of a Change of Control (as defined in the Plan). This option shall terminate and no Shares may be purchased hereunder after ten (10) years from the Date of Agreement.

4.  Except as provided in Section 8 hereof or in the Plan, this option may not be exercised unless the Optionee is serving as a Director of the Company at the time of such exercise and shall have been continuously so serving since the Date of Agreement.

5.  Subject to the terms and conditions set forth herein, this option may be exercised at any time as to all or any of the shares then purchasable in accordance with Section 3 hereof by giving written notice to the Company (or notice by such means and to such representative(s) as the Company may otherwise designate) specifying the number of whole shares to be purchased and accompanied by payment in full (in a manner as set forth in the Plan) of the aggregate Option Price of such shares together with any amount which the Company may be required to withhold upon such exercise with respect to applicable taxes, or, if so elected, the Optionee's direction that the Company withhold Shares otherwise issuable upon such exercise in order to satisfy such withholding obligation; provided that this option may not be exercised for less than 10 Shares or the number of Shares remaining subject to the option, whichever is smaller. The amount of tax withholding to be satisfied by withholding Shares from the option exercise shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law. The Optionee may pay the Option Price of such Shares in whole or in part with Shares having a fair market value on the exercise date equal to the cash value for which such Shares are substituted; provided that in no event may any portion of the Option Price be paid with Shares acquired either under an award granted pursuant to the Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise hereunder. No holder of this option shall be entitled to any rights of a stockholder of the Company in respect of any Shares covered by this option until such Shares shall have been paid for in full and issued to the holder of this option.

6.  As soon as practicable after receipt by the Company or its representative of notice of exercise and payment in full for any Shares being purchased (in a manner as set forth in the Plan) upon exercise of this option, the Company will deliver or transfer certificate(s) or account credit(s) to or at the direction of the Optionee representing the fully paid and nonassessable Shares so purchased.

7.  This option is personal to the Optionee and during the Optionee's lifetime may be exercised only by the Optionee. This option shall not be transferable other than by will or the laws of descent and distribution.

8.  Except as otherwise provided in the Plan, if the Optionee's service as a Director terminates or the Optionee dies under any of the circumstances set forth below but prior to the time this option has been fully exercised, this option shall be exercisable, as to any remaining Shares subject thereto, only in accordance with the following provisions; provided that this option in no event shall be exercisable more than ten (10) years from the Date of Agreement:

(a)  If the Optionee's service as a Director terminates by reason of his or her disability or retirement after attaining age 65, this option may be exercised in full by the Optionee within ten (10) years from the Date of Agreement;

(b)  If the Optionee’s service as a Director terminates other than as provided in (i) above and other than by reason of his or her death, this option, to the extent it is exercisable at the time of such termination of service, shall continue to be exercisable for three (3) months following the date of such termination of service;

(c)  In the event of the death of the Optionee after termination of service as a Director covered by (i) or (ii) above, the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution may exercise this option to the extent to which the Optionee could have exercised this option had the Optionee survived for the remainder of the period under (i) or (ii) above during which the Optionee could have exercised this option if the Optionee had survived; and

(d)  In the event of the death of the Optionee while serving as a Director, this option shall thereupon become exercisable in full, and the person or persons to whom the Optionee's rights are transferred by will or by the laws of descent and distribution shall have a period ending on the tenth anniversary of the Date of Agreement to exercise this option.

9.  This option does not confer on the Optionee any right to continue to serve as a Director.

10.  In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of the number and kind of shares, other securities or other consideration issued or issuable in respect of this option and the Option Price.

11.  This option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing, or qualification of Shares covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable in connection with, the granting of this option or the purchase of Shares hereunder, this option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Board may require that the person exercising this option make such representations and agreements and furnish such information as it deems appropriate to assure compliance with or exemption from the foregoing or any other applicable legal requirement and may cause the certificate or certificates issued upon exercise of this option to bear a legend indicating the existence of any restriction resulting from such representations and agreements.

12.  This option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling and which are incorporated herein by reference. All interpretations or determinations of the Committee shall be binding and conclusive upon the Optionee and the Optionee's legal representatives on any question arising hereunder or under the Plan.

Please indicate your understanding and acceptance of the foregoing by signing and returning a copy of this Agreement.

ENGELHARD CORPORATION

BY: _____________________________

I confirm my understanding of the foregoing and accept the option covering the above Shares, subject to the terms and conditions described herein.

Signature: _________________________ Date: ___________________